As filed with the Securities and Exchange Commission on July 21, 2014

File No. 001-36230

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 6

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TRIBUNE PUBLISHING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	38-3919441 (I.R.S. Employer Identification No.)

435 North Michigan Avenue Chicago, Illinois (Address of Principal Executive Offices)	60611 (Zip Code)
312-222-9100 (Registrant’s Telephone Number, Including Area Code)

Securities to be registered pursuant to section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TRIBUNE PUBLISHING COMPANY

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1 (the “information statement”). None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Financing Arrangements,” “Unaudited Pro Forma Combined Financial Statements,” “Selected Combined Historical Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Properties.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Executive Compensation” and “Director Compensation.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Relationships between Tribune and Tribune Publishing following the Distribution,” “Management” and “Certain Relationships and Related Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “The Distribution—Trading Prior to the Distribution Date” and “—Listing and Trading of Shares of Tribune Publishing Common Stock,” “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation” and “Dividend Policy.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock—Sales of Unregistered Securities.” That section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock.” That section is incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock—Limitation of Liability and Indemnification of Officers and Directors.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Unaudited Pro Forma Combined Financial Statements,” “Selected Historical Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” (and the financial statements referenced therein). Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the financial statements referenced therein). That section is incorporated herein by reference.

(b)	Exhibits. The following documents are filed as exhibits hereto:

EXHIBIT NUMBER

2.1*	– Form of Separation and Distribution Agreement.

3.1*	– Form of Amended and Restated Certificate of Incorporation of Tribune Publishing Company.

3.2*	– Form of Amended and Restated By-laws of Tribune Publishing Company.

10.1*	– Form of Transition Services Agreement.

10.2*	– Form of Tax Matters Agreement.

10.3*	– Form of Employee Matters Agreement.

10.4*	– Form of Registration Rights Agreement.

10.5*§	– Tribune Publishing Company 2014 Omnibus Incentive Plan.

10.6*§	– Form of Stock Option Award Agreement.

10.7*§	– Form of Restricted Stock Unit Award Agreement.

10.8*§	– Employment Agreement, dated March 3, 2014, between Tribune Publishing Company, LLC and John H. Griffin, Jr.

10.9*§	– Employment Agreement, dated September 11, 2013, between Tribune Publishing Company, LLC and John Bode.

10.10*§	– Amendment, dated June 12, 2014, to Employment Agreement, dated September 11, 2013, between Tribune Publishing Company, LLC and John Bode.

21.1*	– List of Subsidiaries.

99.1	– Information Statement.

*	Previously filed.
§	Constitutes a compensatory plan or arrangement required to be filed with this registration statement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

Date: July 21, 2014	By:	/s/ Steven Berns
	Name:	Steven Berns
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER

2.1*	– Form of Separation and Distribution Agreement.

3.1*	– Form of Amended and Restated Certificate of Incorporation of Tribune Publishing Company.

3.2*	– Form of Amended and Restated By-laws of Tribune Publishing Company.

10.1*	– Form of Transition Services Agreement.

10.2*	– Form of Tax Matters Agreement.

10.3*	– Form of Employee Matters Agreement.

10.4*	– Form of Registration Rights Agreement.

10.5*§	– Tribune Publishing Company 2014 Omnibus Incentive Plan.

10.6*§	– Form of Stock Option Award Agreement.

10.7*§	– Form of Restricted Stock Unit Award Agreement.

10.8*§	– Employment Agreement, dated March 3, 2014, between Tribune Publishing Company, LLC and John H. Griffin, Jr.

10.9*§	– Employment Agreement, dated September 11, 2013, between Tribune Publishing Company, LLC and John Bode.

10.10*§	– Amendment, dated June 12, 2014, to Employment Agreement, dated September 11, 2013, between Tribune Publishing Company, LLC and John Bode.

21.1*	– List of Subsidiaries.

99.1	– Information Statement.

*	Previously filed.
§	Constitutes a compensatory plan or arrangement required to be filed with this registration statement.